Exhibit 5.1

                        [Letterhead of White & Case LLP]

February 27, 2009

Hess Corporation
1185 Avenue of the Americas
New York, New York 10036

Dear Sirs:

     We have examined the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed today by Hess Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") relating to (i) shares of common stock, par value $1.00 per share, of the Company (the "Common Shares"), (ii) shares of preferred stock, par value $1.00 per share, of the Company (the "Preferred Shares"), which may be convertible into Common Shares, (iii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, unsubordinated obligations of the Company (the "Senior Debt Securities"), which Senior Debt Securities may be convertible into Common or Preferred Shares, (iv) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, subordinated obligations of the Company (the "Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities"), which Subordinated Debt Securities may be convertible into Common or Preferred Shares, (v) warrants (the "Warrants"), (vi) purchase contracts (the "Purchase Contracts"), (vii) depositary shares representing Preferred Shares (the "Depositary Shares") and (viii) units comprised of the foregoing (the "Units"). The Common Shares, the Preferred Shares, the Senior Debt Securities, the Subordinated Debt Securities, the Warrants, the Purchase Contracts, the Depositary Shares and the Units are collectively referred to herein as the "Securities". The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

     The Senior Debt Securities are to be issued pursuant to an Indenture (the "Senior Debt Indenture"), dated as of March 1, 2006 between the Company and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A., as trustee (the "Senior Debt Trustee"), to be incorporated by reference as Exhibit 4.1 to the Registration Statement. The Subordinated Debt Securities are to be issued pursuant to an Indenture (the "Subordinated Debt Indenture"), dated as of March 1, 2006 between the Company and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A., as trustee (the "Subordinated Debt Trustee"), to be incorporated by reference as Exhibit 4.2 to the Registration Statement.

     Each series of Warrants will be issued under a separate warrant agreement to be entered into between the Company and a warrant agent (the "Warrant Agreement").

Hess Corporation
1185 Avenue of the Americas
New York, New York 10036
Page 2

     Purchase Contracts will be issued for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, Preferred Shares, Debt Securities, Depositary Shares or other securities described in this Registration Statement.

     Depositary Shares will be issued under a deposit agreement between the Company and a depositary (the "Deposit Agreement"). Each Depositary Share will represent a fraction or multiple of a Preferred Share and will be evidenced by a depositary receipt (each, a "Depositary Receipt").

     Units will be issued under a unit agreement between the Company and a unit agent (the "Unit Agreement"). Units may be comprised of one or more Debt Securities, Warrants, Purchase Contracts and Preferred Shares. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit.

     Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, it is our opinion that:

     1. With respect to the Common Shares, when (i) the issuance of the Common Shares has been duly authorized by appropriate corporate action and (ii) the certificates for the Common Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, the Common Shares will be validly issued, fully paid and nonassessable.

     2. With respect to the Preferred Shares, when (i) the issuance of the Preferred Shares has been duly authorized by appropriate corporate action, (ii) the Certificate of Designations establishing the terms of the Preferred Shares has been duly approved by appropriate corporate action, duly executed by the Company and filed with the Secretary of State of the State of Delaware, (iii) the certificates for the Preferred Shares have been duly executed by the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof against payment therefor, and (iv) if the Preferred Shares are convertible into Common Shares, (x) the issuance of such Common Shares has been duly authorized by appropriate corporate action, (y) the Preferred Shares are presented for conversion in accordance with the terms thereof and (z) the certificates for such Common Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered upon such conversion to the persons entitled thereto, in accordance with the terms of such Preferred Shares, (a) the Preferred Shares will be validly issued, fully paid and nonassessable and (b) if the Preferred Shares are convertible into Common Shares, the Common Shares issuable upon conversion of the Preferred Shares will be validly issued, fully paid and nonassessable.

     3. With respect to the Senior Debt Securities, when (i) the issuance of the Senior Debt Securities and approval of the final terms thereof have been duly authorized by the Company by appropriate corporate action, (ii) the Senior Debt Securities, in the form included in the Senior Debt Indenture incorporated by reference as an exhibit to the Registration Statement (with such changes or additions as permitted in the Senior Debt Indenture), have been duly executed and

Hess Corporation
1185 Avenue of the Americas
New York, New York 10036
Page 3

delivered by the Company and authenticated by the Senior Debt Trustee pursuant to the Senior Debt Indenture and delivered and paid for and (iii) if the Senior Debt Securities are convertible into Common or Preferred Shares, (x) the issuance of such Common or Preferred Shares has been duly authorized by appropriate corporate action, (y) the Senior Debt Securities are presented for conversion in accordance with the terms thereof and (z) the certificates for such Common or Preferred Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered upon such conversion to the persons entitled thereto, in accordance with the terms of such Senior Debt Securities, (a) the Senior Debt Securities will constitute valid and legally binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity), and (b) if the Senior Debt Securities are convertible into Common or Preferred Shares, the Common or Preferred Shares issuable upon conversion of the Senior Debt Securities will be validly issued, fully paid and nonassessable.

     4. With respect to the Subordinated Debt Securities, when (i) the issuance of the Subordinated Debt Securities and approval of the final terms thereof have been duly authorized by the Company by appropriate corporate action, (ii) the Subordinated Debt Securities, in the form included in the Subordinated Debt Indenture incorporated by reference as an exhibit to the Registration Statement (with such changes or additions as permitted in the Subordinated Debt Indenture), have been duly executed and delivered by the Company and authenticated by the Subordinated Debt Trustee pursuant to the Subordinated Debt Indenture, and delivered and paid for and (iii) if the Subordinated Debt Securities are convertible into Common or Preferred Shares, (x) the issuance of such Common or Preferred Shares has been duly authorized by appropriate corporate action, (y) the Subordinated Debt Securities are presented for conversion in accordance with the terms thereof and (z) the certificates for such Common or Preferred Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered upon such conversion to the persons entitled thereto, in accordance with the terms of such Subordinated Debt Securities, (a) the Subordinated Debt Securities will constitute valid and legally binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity), and (b) if the Subordinated Debt Securities are convertible into Common or Preferred Shares, the Common or Preferred Shares issuable upon conversion of the Subordinated Debt Securities will be validly issued, fully paid and nonassessable.

     5. With respect to the Warrants, when (i) the terms of the Warrant Agreements under which certain of the Warrants are to be issued have been duly established and duly authorized by the Company by the appropriate corporate action and the Warrant Agreements have been duly executed and delivered, (ii) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and applicable law and

Hess Corporation
1185 Avenue of the Americas
New York, New York 10036
Page 4

(iii) such Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, such Warrants will constitute valid and legally binding obligations of the Company.

     6. With respect to the Purchase Contracts, when (i) the terms of the governing instruments or agreements under which certain of the Purchase Contracts are to be issued have been duly established and duly authorized by the Company by the appropriate corporate action and the governing documents have been duly executed and delivered, (ii) the terms of such Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and applicable law and (iii) such Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, such Purchase Contracts will constitute valid and legally binding obligations of the Company.

     7. With respect to the Depositary Shares, when (i) the terms of the Deposit Agreements under which the Depositary Shares are to be issued have been duly established and duly authorized by the Company by the appropriate corporate action and the Deposit Agreements have been duly executed and delivered, (ii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreements and applicable law, (iii) the Preferred Shares represented by the Depositary Shares have been duly issued and delivered to the applicable depositaries and (iv) the Depositary Receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Shares in accordance with the applicable Deposit Agreements and issued and sold as contemplated by the Registration Statement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the applicable Deposit Agreements.

     8. With respect to the Units, when (i) the terms of the Unit Agreements under which certain of the Units are to be issued have been duly established and duly authorized by the Company by the appropriate corporate action and the Unit Agreements have been duly executed and delivered, (ii) the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreements and applicable law and (iii) such Units have been duly executed and authenticated in accordance with the applicable Unit Agreements and issued and sold as contemplated in the Registration Statement, such Units will constitute valid and legally binding obligations of the Company.

     We do not express or purport to express any opinion with respect to laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware (including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the federal laws of the United States.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Validity of the Securities" in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby

Hess Corporation
1185 Avenue of the Americas
New York, New York 10036
Page 5

admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                            Very truly yours,


                                                            /s/ White & Case LLP


KK: BS